                          CERTIFICATE OF INCORPORATION

                                       of

                                  BLUEFLY, INC.



         1. Name. The name of the corporation is BLUEFLY, INC. (the "Corporation").

         2. Address; Registered Office and Agent. The address of the Corporation's registered office is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is Corporation Service Company.

         3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         4.       Number of Shares

                  4.1 The total number of shares of stock that the Corporation shall have authority to issue is: sixty-five million (65,000,000) of which forty million (40,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock").

                  4.2 The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                           4.2.1 Other than the shares of the series of
Preferred Stock, the terms of which are specified in this Certificate, the shares of Preferred Stock may be issued from time to time in one or more series having such number and such distinctive serial designations, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a

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sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

                           4.2.2 Except as otherwise provided by law, elsewhere
in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in its, his or her name on the books of the Corporation. Except as otherwise provided elsewhere in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. Except as otherwise provided elsewhere in this Certificate or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled as provided elsewhere in this Certificate or pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                           4.2.3 Subject to the provisions of this Certificate
of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

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         5.       Preferred Stock

                  5.1 Designation/Ranking. There shall be two series of Preferred Stock which shall be designated, respectively, as "Series A Convertible Preferred Stock" (referred to herein as the "Series A Convertible Preferred Stock") and "Series B Convertible Preferred Stock" (referred to herein as "Series B Convertible Preferred Stock" and together with the Series A Convertible Preferred Stock, the "Convertible Preferred Stock"). The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall rank pari passu with each other and senior to the Corporation's Common Stock and all other Preferred Stock of the Corporation ranking junior to the Convertible Preferred Stock, with respect to the payment of distributions on liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends.

                  5.2 The number of shares constituting the Series A Convertible Preferred Stock shall be 500,000 shares. The number of shares constituting the Series B Convertible Preferred Stock shall be 9,000,000.

                  5.3      Dividends.

                           5.3.1 The holders of Convertible Preferred Stock
shall be entitled to receive, out of funds legally available for such purpose, dividends which shall accrue at the rate of 8% per annum of the Face Value of such stock and shall compound annually, payable only upon: (i) the conversion of the Convertible Preferred Stock pursuant to Section 5.8; (ii) Liquidation (as defined in Section 5.4) of the Corporation under Section 5.4 or (iii) a redemption of the Convertible Preferred Stock under Section 5.9. Except in connection with a Liquidation Payment made under Section 5.4 or a redemption payment made under Section 5.9 (which in each case shall require payment in cash), the Corporation, in its sole discretion, may elect to pay such dividends in shares of Common Stock, in which case such Common Stock dividends shall be equal to the number of shares of Common Stock obtained by dividing the cash value of such dividend by the Current Market Price (as defined in Section 5.8.5(iv)) on the business day prior to the date of payment.

                           5.3.2 Dividends on each share of Convertible
Preferred Stock shall be cumulative and shall accrue from the date of issuance of such share of Convertible Preferred Stock. The date on which the Corporation initially issues any share of Convertible Preferred Stock shall be deemed to be its "Issue Date," regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share.

                           5.3.3 In addition to the right to receive dividends
pursuant to Section 5.3.1 above, each holder of a share of Convertible Preferred Stock shall have the right, at any time after the Issue Date, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets, but excluding any stock split effected as a stock dividend), to holders of shares of Common Stock, to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution receivable by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Convertible Preferred Stock at the same time such dividend or distribution is made to the holders of Common Stock.

                  5.4      Liquidation

                           5.4.1 Series A. Upon any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), each holder shall be paid for each share of Series A Convertible Preferred Stock held by it, before any distribution or payment is made upon any stock ranking junior to the Series A Convertible Preferred Stock, an amount equal to the greater of: (i) $20 per share (the "Series A Face Value") plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, through the date payment thereof is made and (ii) the amount that the holder of such share of the Series A Convertible Preferred Stock would receive if it were to convert such share of Series A Convertible Preferred Stock into share(s) of Common Stock immediately prior to such Liquidation. The holders of Series A Convertible Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payments").

                           5.4.2 Series B Convertible Preferred Stock. Upon any
Liquidation, each holder shall be paid for each share of Series B Convertible Preferred Stock held by it, before any distribution or payment is made upon any stock ranking junior to the Series B Convertible Preferred Stock, an amount equal to the greater of: (i) the sum of (x) the Series B Face Value plus (y) in the case of each such share, an amount to all accrued and unpaid dividends thereon, through this date payment therefore is made plus (z) the Per Share Common Stock Investment Amount and (ii) the amount that the holder of such share of the Series B Convertible Preferred Stock would receive if IT were to convert such share of Series B Convertible Preferred Stock into share(s) of Common

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Stock immediately prior to such Liquidation (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and together with the Series A Liquidation Payment, the "Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payments" and together with the Series A Liquidation Payments, the "Liquidation Payments").

         For the purpose of this Section 5.4.2, the following terms shall have the following definitions:

         "Common Stock Investment Amount" means the dollar amount, which amount shall not be less than zero, equal to the difference of (i) the aggregate amount invested by Quantum Industrial Partners LDC and SFM Domestic Investments LLC or their affiliates (the "Purchasers") in the Common Stock of the Corporation pursuant to the conditional subscription obligation under Section 2.3(b) of the Investment Agreement, dated as of November 13, 2000, among the Corporation, Bluefly Merger Sub, Inc. and the Purchasers (the "New Investment Agreement") minus (ii) an amount equal to the product of (A) the aggregate number of shares of Common Stock purchased pursuant to the Conditional Subscription (as defined in the New Investment Agreement), which are sold by the Purchasers at any time prior to the date of measurement and (B) $2.34 (as adjusted to reflect combinations and splits and the like with respect to the Common Stock).

         "Per Share Common Stock Investment Amount" means the quotient obtained by dividing (i) the Common Stock Investment Amount by (ii) number of shares of Series B Convertible Preferred Stock outstanding at the time of measurement.

         "Series B Face Value" means an amount equal to $2.34 per share of Series B Convertible Preferred Stock.

                           5.4.3 If upon such Liquidation, the assets to be
distributed among the holders of Convertible Preferred Stock shall be insufficient to permit payment to the holders of Convertible Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Convertible Preferred Stock. Upon any such Liquidation after the holders of Convertible Preferred Stock shall have been paid in full the Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of securities ranking junior to the Convertible Preferred Stock.

                           5.4.4 Written notice of such Liquidation stating a
payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                           5.4.5 The Convertible Preferred Stock shall, with
respect to distribution of assets and rights upon Liquidation rank senior to each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or is senior to the Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation.

                  5.5      Voting Rights of the Series A Convertible Preferred
Stock.

                           5.5.1 In addition to any other vote required by law
or this Certificate, so long as at least 60% of the shares of Series A Convertible Preferred Stock outstanding on August 26, 1999 (the "Series A Issue Date") remain outstanding, the Corporation may take the following actions only with the approval of the holders of a majority of the shares of Series A Convertible Preferred Stock voting separately as a class:

                           (i) liquidate the Corporation or acquire another
business entity;

                           (ii) create a joint venture, partnership or one or
more non-wholly owned subsidiaries requiring an investment in cash or kind of more than $500,000;

                           (iii) sell Corporation assets, which individually or
in the aggregate exceed $2,000,000;

                           (iv) incur indebtedness in excess of $1,000,000 or
impose a lien against or encumber assets of the Corporation in excess of $1,000,000 (other than a financing secured by inventory or a financing required in connection with the optional redemption of the Convertible Preferred Stock in accordance with Section 7);

                           (v) enter into or amend any contract not contemplated
by an approved budget or in excess of $250,000 in any one year or $1 million over the life of the contract in the aggregate;

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                           (vi) issue or sell securities of the Corporation
(excluding securities issuable upon exercise of options authorized for issuance under the stock option or employee incentive plans existing on the date of the filing of this Certificate with the Secretary of State of the State of Delaware or as a result of the conversion of the Convertible Preferred Stock or any notes and warrants of the Corporation outstanding as of the date of the filing of this Certificate with the Secretary of State of the State of Delaware);

                           (vii) declare dividends, repurchase or redeem
securities of the Corporation or debt, except to the extent such debt is due in accordance with its terms and except for dividends, repurchases or redemption applicable to the Convertible Preferred Stock or any notes of the Corporation outstanding as of the effective date of this Certificate;

                           (viii) make capital expenditures in excess of 110% of
capital expenditures set forth in the annual budget;

                           (ix) grant registration rights or register securities
under the Securities Act of 1933, as amended, except pursuant to any registration rights agreement of the Corporation outstanding as of the effective date of this Certificate or registrations on Form S-8 or similar forms;

                           (x) enter into any contract with an affiliate;

                           (xi) amend the Corporation's Certificate of
Incorporation or Bylaws;

                           (xii) increase or decrease the number of members of
the Corporation's Board of Directors or the voting rights of the directors;

                           (xiii) change the Corporation's independent public
accountants;

                           (xiv) approve the annual budget, and any changes to
the business plan and five year budget and any successor thereto;

                           (xv) adopt or amend employment contracts with
Corporation officers and senior executive managers with authority equivalent to that of Executive Vice Presidents; or

                           (xvi) amend or alter the New Investment Agreement.

                           5.5.2 For so long as at least 20% of the shares of
Series A Convertible Preferred Stock outstanding on the Series A Issue Date remain outstanding, the holders of the Series A Convertible Preferred Stock voting separately as a class, shall be entitled to elect one (1) director to the Board of Directors (hereafter referred to as the "Class A Director") upon a vote of a majority of the outstanding shares of Series A Convertible Preferred Stock. For so long as at least 60% of the shares of the Series A Convertible Preferred Stock outstanding on the Series A Issue Date remain outstanding, the Class A Director shall be entitled to seven votes on any action taken by the Board of Directors.

                           5.5.3 Notwithstanding anything set forth herein, with
the exception of any action duly approved by the holders of Series A Convertible Preferred Stock pursuant to Section 5.5.1 above, at any time when any shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate, and in addition to any other vote required by law or the Corporation's Certificate of Incorporation, without the approval of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not (i) effect any transaction or other action that would adversely affect the rights, preferences, powers (including voting powers) and privileges of the Series A Convertible Preferred Stock or (ii) merge or consolidate with another Person, sell all or substantially all of the assets of the corporation or enter into a transaction which results in or take any action which facilitates a Change of Control. "Change of Control" means any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any group that includes holders of Convertible Preferred Stock and/or their Affiliates, becoming the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of the Corporation in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act).

                  5.6      Voting Rights of Series B Convertible Preferred Stock

                           5.6.1 In addition to any other vote required by law
or this Certificate, so long as at least 40% of the shares of Series B Convertible Preferred Stock issued on the Issue Date remain outstanding the Corporation may take the following actions only with the approval of the holders of a majority of the shares of Series B Convertible Preferred Stock voting separately as a class:

                           (i) liquidate the Corporation or acquire another
business entity;

                           (ii) create a joint venture, partnership or one or
more non-wholly owned subsidiaries requiring an investment in cash or kind of more than $500,000;

                           (iii) sell Corporation assets, which individually or
in the aggregate exceed $2,000,000;

                           (iv) incur indebtedness in excess of $1,000,000 or
impose a lien against or encumber assets of the Corporation in excess of $1,000,000 (other than a financing secured by inventory or a financing required in connection with the optional redemption of the Convertible Preferred Stock in accordance with Section 5.9);

                           (v) enter into or amend any contract not contemplated
by an approved budget or in excess of $250,000 in any one year or $1 million over the life of the contract in the aggregate;

                           (vi) issue or sell securities of the Corporation
(excluding securities issuable upon exercise of options authorized for issuance under the stock option or employee incentive plans existing on the date of the filing of this Certificate with the Secretary of State of the State of Delaware or as a result of the conversion of the Convertible Preferred Stock or any notes and warrants of the Corporation outstanding as of the date of the filing of this Certificate with the Secretary of State of the State of Delaware);

                           (vii) declare dividends, repurchase or redeem
securities of the Corporation or debt, except to the extent such debt is due in accordance with its terms and except for dividends, repurchases or redemption applicable to the Convertible Preferred Stock or any notes of the Corporation outstanding as of the effective date of this Certificate;

                           (viii) make capital expenditures in excess of 110% of
capital expenditures set forth in the annual budget;

                           (ix) grant registration rights or register securities
under the Securities Act of 1933, as amended, except pursuant to any registration rights agreement

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of the Corporation outstanding as of the effective date of this Certificate or registrations on Form S-8 or similar forms;

                           (x) enter into any contract with an affiliate;

                           (xi) amend the Corporation's Certificate of
Incorporation or Bylaws;

                           (xii) increase or decrease the number of members of
the Corporation's Board of Directors or the voting rights of the directors;

                           (xiii) change the Corporation's independent public
accountants;

                           (xiv) approve the annual budget, and any changes to
the business plan and five year budget and any successor thereto;

                           (xv) adopt or amend employment contracts with
Corporation officers and senior executive managers with authority equivalent to that of Executive Vice Presidents; or

                           (xvi) amend or alter the New Investment Agreement.

                           5.6.2 For so long as at least 20% of the shares of
Series B Convertible Preferred Stock outstanding on the Issue Date remain outstanding, the holders of the Series B Convertible Preferred Stock voting separately as a class, shall be entitled to elect one (1) director to the Board of Directors (hereafter referred to as the "Class B Director") upon a vote of a majority of the outstanding shares of Series B Convertible Preferred Stock. For so long as at least 40% of the shares of the Series B Convertible Preferred Stock issued on the Issue Date remain outstanding, the Class B Director shall be entitled to seven votes on any action taken by the Board of Directors.

                           5.6.3 Notwithstanding anything set forth herein, with
the exception of any action duly approved by the holders of Series B Convertible Preferred Stock pursuant to Section 5.6.1 above, at any time when any shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate, and in addition to any other vote required by law or this Certificate, without the approval of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not (i) effect any transaction or other action that would adversely affect the rights, preferences, powers (including voting powers) and privileges of the Series B Convertible Preferred Stock or (ii) merge or consolidate with another Person, sell all or substantially all of the assets of the corporation or enter into a transaction which results in or take any action which facilitates a Change of Control.

                  5.7      Voting Rights Generally

                           5.7.1 Holders of Convertible Preferred Stock shall be
entitled to notice of any stockholders' meeting. Except as otherwise required by law, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, the holders of each outstanding share of Convertible Preferred Stock shall be entitled to cast, in respect of such share, the number of votes equal to the number of full shares of Common Stock into which such share of Convertible Preferred Stock is then convertible (calculated by rounding any fractional share up to the nearest whole number) on the date for determination of stockholders entitled to vote at the meeting. Except as set forth herein or otherwise required by law, the Convertible Preferred Stock and the Common Stock shall vote together as a single class on each matter submitted to the stockholders, and not by separate class or series.

                           5.7.2 A vacancy in any directorship elected by the
holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be. Except as otherwise required by applicable law, any member of the Board of Directors elected by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, may only be removed by the vote of the holders of not less than a majority of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, voting thereon.

                           5.7.3 Notwithstanding anything set forth herein, the
Class A Director and Class B Director shall not be entitled to vote on the question of whether the Corporation exercises its right of redemption in Section
5.9 or the incurrence of any debt or issuance of any equity to finance such optional redemption.

                  5.8 Conversions. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

                           5.8.1 Right to Convert. Subject to the terms and
conditions of this Section 5.8.1, the holder of any share or shares of Convertible Preferred

Stock shall have the right, at its option at any time and from time to time, to convert any such shares (or fractions thereof) of Convertible Preferred Stock (except that upon any Liquidation, the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for payment of the amount distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained

                           (i) in the case of the Series A Convertible Preferred
Stock, by (x) multiplying the number of shares of Series A Convertible Preferred Stock to be so converted by the Series A Face Value and (y) dividing the result by the Series A Conversion Price (as defined below) applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion and

                           (ii) in the case of the Series B Convertible
Preferred Stock, by (x) dividing the Series B Face Value by (y) the Series B Conversion Price applicable to such share, determined as provided below, in effect on the date the certificate is surrendered for conversion;

plus, in either case, at the Company's option, either a number of shares of Common Stock (valued at their Current Market Price on the Business Day prior to the date of payment), or an amount in cash, as the case may be, equal to any accrued but unpaid dividends on the shares of Convertible Preferred Stock so converted.

         The initial Series A Conversion Price per share for shares of Convertible Preferred Stock shall be $2.34 per share, as adjusted pursuant to the further provisions of this Section 5.8 (each such price, or such price as last adjusted, being referred to as the "Series A Conversion Price" or "Series B Conversion Price" as applicable). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           5.8.2 Automatic Conversion of Series A Convertible
Preferred Stock. (a) One-quarter of the shares of Series A Convertible Preferred Stock outstanding on the Issue Date shall automatically be converted, with no further action on the part of the Corporation or the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined under Section 5.8.1(i) on the date, if any, after November 1, 2001, on which the last sale price of the Common Stock on the NASDAQ Small Cap Market or, if not quoted on the NASDAQ Small Cap Market, on any other national securities exchange, has reached at least four times the Conversion Price (the "Price Trigger") for 30 consecutive trading days during the prior 90 days. On the 90th day after such date and every 90 days thereafter until no shares of Series A Convertible Preferred Stock are outstanding, an additional one-quarter of the shares of Series A Convertible Preferred Stock initially outstanding shall automatically be converted on the date on which the Price Trigger has been reached for 30 consecutive trading days during the preceding 90-day period; provided, that such automatic conversion shall occur (i) no more than once during any 90-day period and (ii) only if at such time there exists an effective registration statement filed by the Corporation under the Securities Act of 1933 (the "Act") registering the resale of the shares of Common Stock to be received upon conversion and the Corporation is obligated to maintain the effectiveness thereof for at least 120 days after such conversion. The automatic conversion shall be effected on a pro rata basis among holders of Series A Convertible Preferred Stock.

         (b) Immediately prior to the closing of a merger, sale of all or substantially all of the Corporation's assets, or any combination thereof in which the Corporation or its shareholders are to receive cash or marketable securities with an aggregate value per share of Series A Convertible Preferred Stock of at least three times the Conversion Price, each outstanding share of Series A Convertible Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into such number of fully paid and nonassessable shares of Common Stock as is determined under Section 5.8.1.

         (c) Immediately after the conversion in Section 5.8.2(a) or (b), each holder of shares of Series A Convertible Preferred Stock so converted shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's shares notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person. Upon notice from the Corporation, each holder of shares of Series A Convertible Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series A Convertible Preferred Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock have been converted, (ii) the payment of any accrued but unpaid dividends thereon as provided herein and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                           5.8.3 Issuance of Certificates; Time Conversion
Effected. Promptly after the surrender of the certificate or certificates for the shares of Convertible Preferred Stock to be converted as set forth above, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holders, registered in such name or names as such holders may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock.

                           5.8.4 Fractional Shares; Partial Conversion. No
fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Subparagraph 6(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                           5.8.5 Antidilution Adjustments. The Series A
Conversion Price and the Series B Conversion Price shall be subject to adjustment as follows if any of the events listed below occur after November 13, 2000 (regardless of whether any shares of such series of Convertible Preferred Stock are outstanding) but, with respect to a share of Convertible Preferred Stock, prior to the conversion of such share of Convertible Preferred Stock into Common Stock.

                           (i) In case the Corporation shall (x) pay a dividend
or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (z) combine or reclassify its outstanding Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of any share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of such event had the share of such Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the applicable Conversion Price then in effect shall be appropriately readjusted.

                           (ii) In case the Corporation shall pay, issue or
distribute to its holders of capital stock any shares of capital stock of the Corporation or evidences of indebtedness or cash or other assets (excluding (w) regular cash dividends payable out of earnings in the ordinary course and distributed ratably to the holders of Convertible Preferred Stock, (x) distributions paid from retained earnings of the Corporation and distributed ratably to the holders of Convertible Preferred Stock, (y) dividends or distributions referred to in clause (i) above and (z) dividends or distributions paid or made to holders of shares of Convertible Preferred Stock in the manner provided in Section 5.3 above) or rights, options or warrants to subscribe for or purchase any of its securities then, in each such case, the applicable Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the applicable Conversion Price less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the portion of the capital stock, cash or assets or evidences of indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one share of Common Stock, and the denominator of which shall be the applicable Conversion Price in effect immediately prior to the date of the distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the applicable Conversion Price then in effect shall be appropriately readjusted.

                           (iii) Whenever the applicable Conversion Price is
adjusted as herein provided or as provided in Section 5.8.6(a), the Corporation shall promptly file with the conversion agent (or, if there is no conversion agent, the secretary of the Corporation) an officer's certificate setting forth such Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of such Conversion Price setting forth such Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the applicable Conversion Price (together with a copy of the officer's certificate setting forth the facts requiring such adjustment) to the holder of each share of the Convertible Preferred Stock at such holder's last address as shown on the stock books of the Corporation.

                           (iv) For the purpose of any computation under any
provision relating to the Convertible Preferred Stock, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive trading days immediately preceding such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for the Common Stock shall be the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation.

                           5.8.6 Series B Adjustment.

                                 (a) In case the Corporation shall (i) sell or
issue shares of its Common Stock, (ii) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (iii) issue or sell other rights for the purchase of shares of Common Stock or securities convertible into or exchangeable into shares of Common Stock, in the case of one or more of the events described in the immediately preceding clauses (i), (ii) and (iii) (excluding those issuances referred to in Section 5.8.6(b) (collectively, the "Securities"), at a price per share (the "New Issue Price") less than the Series B Conversion Price, then in each such case the Series B Conversion Price in effect immediately prior to the issuance of such Securities shall be adjusted to equal the New Issue Price. The adjustment provided for in this Subparagraph 6(f) shall be made successively whenever any Securities are issued (provided, however, that no further adjustments in the Series B Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable of such Securities pursuant to the original terms of such Securities) and shall become effective immediately after such issuance. In determining whether any Securities entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Series B Conversion Price, and in determining the New Issue Price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such Securities, any consideration required to be paid upon the exercise, conversion or exchange, as applicable, of such Securities and the value of all such consideration (if other than cash) shall be determined in good faith by the Board of Directors of the Corporation.

                                 (b) Notwithstanding the foregoing, the
provisions of this paragraph shall not apply to the issuance of: (x) any equity securities issued at then fair market value pursuant to the Corporation's employee option or stock incentive plan approved by the Board of Directors of the Corporation on or prior to the date of the filing of this Certificate with the Secretary of State of the State of Delaware, or (y) any equity securities issued at then fair market value as consideration for services of non-employee third parties provided to the Corporation (in an aggregate amount not to exceed 100,000 shares of Common Stock in any fiscal year (as such number may be adjusted to reflect stock splits, combinations and the like)).

                           5.8.7 Reorganization, Recapitalization or
Reclassification. If any capital reorganization, recapitalization or reclassification of the capital stock of the Corporation (other than a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and which does not result in a reclassification or change of outstanding shares of Common Stock) or a merger or consolidation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, recapitalization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive upon conversion of such share or shares of Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           5.8.8 Other Notice. In case at any time:

                                 (i) the Corporation shall declare any dividend
upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                 (ii) the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                 (iii) there shall be any capital reorganization
or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                                 (iv) there shall be a voluntary or involuntary
dissolution or winding up of the Corporation;

                           then, in any one or more of said cases, the
Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution or winding up, as the case may be.

                           5.8.9 Stock to be Reserved. The Corporation will at
all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly authorized, validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or quotation system upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                           5.8.10 Reissuance of Preferred Stock. Shares of
Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation other than Convertible Preferred Stock.

                           5.8.11 Issue Tax. The issuance of certificates for
shares of Common Stock upon conversion of Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                           5.8.12 Closing of Books. The Corporation will at no
time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock, except as may otherwise be required to comply with applicable laws.

                           5.8.13 Minimum Adjustment. No reduction of the
Conversion Price shall be made if the amount of any such reduction would be an amount less than $.025, but any such amount shall be carried forward and reduction with respect thereof shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.025 or more.

                  5.9 Optional Redemption. The Corporation may redeem for cash all but not less than all of the Convertible Preferred Stock on not less than 30 days written notice to the holders thereof, during the periods and at the prices set forth below, plus all accrued but unpaid dividends thereon; provided that no such redemption shall be permitted unless (x) at such time there exists an effective registration statement filed by the Corporation under the Act registering the resale of the shares of Common Stock to be received upon conversion of the Convertible Preferred Stock and the Corporation is obligated to maintain the effectiveness thereof for at least 120 days after the proposed date or redemption and (y) if the redemption of Convertible Preferred Stock does not meet the requirements of either Section 302(b)(2) or 302(b)(3) of the Internal Revenue

Code of 1986, as amended, then to avoid such treatment, the Corporation shall offer to effect a redemption of Common Stock from the holders of Convertible Preferred Stock or their designees, to the extent necessary to meet the requirements of either one of such Sections, at a purchase price equal to the Current Market Price on the date notice of redemption is given pursuant to this
Section 5.9.


- --------------------------------------------------------------------------------

             Time Period                        Multiple of the Conversion Price
- --------------------------------------------------------------------------------

November 13, 2002 through November 13, 2004                  4x
- --------------------------------------------------------------------------------

November 13, 2004 through November 13, 2006                  4.5x
- --------------------------------------------------------------------------------

On or after November 13, 2006                                5x
- --------------------------------------------------------------------------------

                  5.10 Adjustment of Face Value. In case the Corporation shall subdivide or reclassify its outstanding Convertible Preferred Stock into a greater number of shares or combine or reclassify its outstanding Convertible Preferred Stock into a smaller number of shares, the Series A Face Value or Series B Face Value, as the case may be, in effect immediately prior to such event shall be adjusted to reflect such increase or decrease. An adjustment made pursuant to this paragraph shall become effective on the effective date of subdivision, combination or reclassification.

                  5.11     Future Issuance of Shares; Preemptive Rights.

                           5.11.1 Offering Notice. Except for (i) capital stock
or options to purchase capital stock of the Corporation which may be issued to employees, consultants or directors of the Corporation pursuant to a stock incentive plan or other employee benefit arrangement approved by the Board of Directors, (ii) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) capital stock issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction, (iv) capital stock issued as full or partial consideration for services (v) capital stock issued in connection with a publicly registered offering, (vi) capital stock issued upon exercise, conversion or exchange of any Preferred Stock, options or warrants, or (vii) capital stock purchased by any Purchaser in the public market or from the Corporation, if the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, "New Securities") to any Person (the "Subject Purchaser"), then the Corporation shall send written notice (the "New Issuance Notice") to the holders of the Convertible Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities that the Corporation is willing to accept (the "Proposed Price").

                           5.11.2 Preemptive Rights; Exercise.

                                  (i) For a period of ten (10) days after the
giving of the New Issuance Notice as provided in Section 5.11.1, each initial holder of the Convertible Preferred Stock or, as the case may be, their permitted assignees pursuant to Section 11.3 of the Investment Agreement, dated as of July 27, 1999, among the Company, the Purchasers, The Lynch Foundation, Peter Lynch and Pilot Domestic Trust, and Section 12.3 of the New Investment Agreement (each, a "Preemptive Rightholder") shall have the right to purchase up to its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each Preemptive Rightholder shall have the right to purchase up to that percentage of the New Securities determined by dividing (a) a number equal to the number of shares of Common Stock into which the shares of Convertible Preferred Stock then owned by such Preemptive Rightholder are convertible by (b) the total of (x) the number of shares of Common Stock then outstanding and (y) the number of shares of Common Stock into which all outstanding shares of Preferred Stock are convertible (the "Proportionate Percentage").

                                  (ii) The right of each Preemptive Rightholder
to purchase the New Securities under subsection (i) above shall be exercisable by delivering written notice of its exercise, prior to the expiration of the 10-day period referred to in subsection (i) above, to the Corporation, which notice shall state the amount of New Securities that the Preemptive Rightholder elects to purchase as provided in Section 5.11.2(i). The failure of a Preemptive Rightholder to respond within the 10-day period shall be deemed to be a waiver of the Preemptive Rightholder's rights under Section 5.11.2(i); provided that each Preemptive Rightholder may waive its, his or her rights under Section 5.11.2(i) prior to the expiration of the 10-day period by giving written notice to the Corporation.

                                  (iii) If, following the expiration of the
10-day period referred to above, not all of the New Securities have been subscribed for by the Subject Purchasers, each Preemptive Rightholder shall have the option to increase that number of New Securities it has elected to purchase pursuant to Section 5.11.2(i) by a proportionate amount.

                           5.11.3 Closing. The closing of the purchase of New
Securities subscribed for by the Preemptive Rightholders under Section 5.11.2 shall be held at the same time and place as the closing of the New Securities subscribed for by the Subject Purchasers (the "Closing"). At the Closing, the Corporation shall deliver certificates representing the New Securities, and the New Securities shall be issued free and clear of all liens and the Corporation shall so represent and warrant, and further represent and warrant that the New Securities shall be, upon issuance of the New Securities to the Preemptive Rightholders and after payment for the New Securities, duly authorized, validly issued, fully paid and nonassessable by the Corporation. At the Closing, the Preemptive Rightholders purchasing the New Securities shall deliver payment in full in immediately available funds for the New Securities purchased by it, him or her. At the Closing, all of the parties to the transaction shall execute any additional documents that are otherwise necessary or appropriate.

                           5.11.4 Sale to Subject Purchaser. The Corporation may
sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that the sale is bona fide and made pursuant to a contract entered into within four (4) months of the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase the New Securities as provided in Section 5.11.2 and (ii) the expiration of the 10-day period referred to in Section 5.11.2. If such sale is not consummated within such four (4) month period for any reason, then the restrictions provided for in this Section 5.11 shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Corporation without again offering the New Securities in accordance with this Section 5.11. The closing of any issue and purchase contemplated by this Section 5.11.4 shall be held at the time and place as the parties to the transaction may agree.

                           5.11.5 Election of Directors. Members of the Board of
Directors of the Corporation (the "Board") may be elected either by written ballot or by voice vote.

                           5.11.6 Limitation of Liability. No director of the
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of such person's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

                 Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           5.12 Transactions. In case of any merger or
consolidation of the Corporation or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall execute and deliver to each holder of Convertible Preferred Stock at least twenty (20) Business Days prior to effecting such Transaction a certificate stating that the holder of each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as the case may be, a security identical to (and not less favorable than) the Series A Convertible Preferred Stock or Series B Preferred Stock, as the case may be, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Section
5.12 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5.8 hereof. The provisions of this Section 5.12 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

                  6.       Indemnification.

                           6.1 To the extent not prohibited by law, the
Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against any judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 6.

                           6.2 The Corporation shall, from time to time,
reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                           6.3 The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 6 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           6.4 The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 6 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                           6.5 The Corporation shall have power to purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 6, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

                           6.6 The provisions of this Section 6 shall be a
contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 6 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 6 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           6.7 The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 6 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                           6.8 Any director or officer of the Corporation
serving in any capacity with (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                           6.9 Any person entitled to be indemnified or to
reimbursement or advancement of expenses as a matter of right pursuant to this
Section 6 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  7. Adoption, Amendment and/or Repeal of By-Laws. Subject to such vote of stockholders as may be required by Section 5 of this Certificate of Incorporation, the Board may from time to time adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by



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such vote as may be required by Section 5 of this Certificate of Incorporation plus the vote of the holders of a majority of the shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

                  8. Documents. A copy of any document referred to herein will be furnished to any stockholder of record upon written request to the Corporation's secretary.



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                  IN WITNESS WHEREOF, the undersigned have executed this
Certificate as of the 2nd day of February, 2001.



                                            /s/  E. Kenneth Seiff
                                            ------------------------------------
                                            E. Kenneth Seiff, President